Exhibit 99.1

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Consolidated Financial Statements for the years ended December 31, 2019, 2018, and 2017

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Table of Contents

Page(s)

Report of Independent Auditors	1

Financial Statements:

Consolidated Statements of Assets, Liabilities and Members’ Capital	2

Consolidated Statements of Operations	3

Consolidated Statements of Changes in Members’ Capital	4

Consolidated Statements of Cash Flows	5

Consolidated Schedules of Investments	6-17

Notes to Consolidated Financial Statements	18-28

Report of Independent Auditors

To the Board of Directors of THL Credit Logan JV LLC:

We have audited the accompanying consolidated financial statements of THL Credit Logan JV LLC and its subsidiary (the “Company”), which comprise the consolidated statements of assets, liabilities, and members' capital, including the consolidated schedules of investments as of December 31, 2019 and 2018, and the related consolidated statements of operations, of changes in members' capital and of cash flows for each of the three years in the period ended December 31, 2019.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of THL Credit Logan JV LLC and its subsidiary as of December 31, 2019 and 2018, and the results of their operations, changes in their members’ capital and their cash flows for each of the three years in the period ended December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 5, 2020

THL Credit Logan JV LLC

Consolidated Statements of Assets, Liabilities and Members’ Capital

As of December 31, 2019 and 2018

	2019	2018
Assets
Investments at fair value (cost $340,083,379 and $337,104,247, respectively)	$332,181,728	$329,771,204
Cash and cash equivalents	11,560,071	26,867,919
Interest and fees receivable	1,316,733	1,137,544
Receivable for investments sold and paydown of investments	2,917,850	1,056,516
Total assets	$347,976,382	$358,833,183
Liabilities and Members’ Capital
Liabilities
Loans payable ($236,141,123 and $241,679,121 face amounts, respectively, reported net of unamortized debt issuance costs of $1,519,639 and $2,322,632, respectively)	$234,621,484	$239,356,489
Distribution payable	3,650,000	3,360,000
Payable for investments purchased	2,888,182	7,342,000
Accrued credit facility expense	2,365,145	2,571,500
Accrued expenses	210,728	172,000
Total liabilities	$243,735,539	$252,801,989
Commitments and contingencies (Note 9)
Members’ Capital
Paid in capital	$121,750,000	$115,750,000
Accumulated deficit	(17,509,157)	(9,718,806)
Members’ capital	104,240,843	106,031,194
Total liabilities and members’ capital	$347,976,382	$358,833,183

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Statements of Operations

For the years ended December 31, 2019, 2018, and 2017

	2019	2018	2017
Investment Income
Interest income	$25,190,249	$22,626,925	$16,996,380
Other income	117,514	182,822	417,141
Total investment income	25,307,763	22,809,747	17,413,521
Expenses
Credit facility interest and fees	11,838,691	9,769,526	5,861,844
Amortization of deferred financing costs	805,229	740,789	468,483
Professional fees	95,340	96,000	99,406
Other general and administrative expenses	361,430	329,460	265,839
Total expenses	13,100,690	10,935,775	6,695,572
Net investment income	12,207,073	11,873,972	10,717,949
Realized (Loss) Gain and Change in Unrealized Depreciation on Investments
Net realized (loss) gain	(7,078,816)	(2,132,328)	1,133,423
Net change in unrealized depreciation on investments	(568,608)	(5,022,870)	(3,134,738)
Net realized (loss) gain and change in unrealized depreciation on investments	(7,647,424)	(7,155,198)	(2,001,315)
Net increase in members’ capital resulting from operations	$4,559,649	$4,718,774	$8,716,634

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Statements of Changes in Members’ Capital

For the years ended December 31, 2019, 2018, and 2017

Members’ capital, December 31, 2016	$74,670,786
Contributions	10,000,000
Distributions	(11,625,000)
Net investment income	10,717,949
Net realized gain	1,133,423
Net change in unrealized depreciation on investments	(3,134,738)
Members’ capital, December 31, 2017	$81,762,420
Contributions	32,000,000
Distributions	(12,450,000)
Net investment income	11,873,972
Net realized loss	(2,132,328)
Net change in unrealized depreciation on investments	(5,022,870)
Members’ capital, December 31, 2018	$106,031,194
Contributions	10,000,000
Return of capital	(4,000,000)
Distributions	(12,350,000)
Net investment income	12,207,073
Net realized loss	(7,078,816)
Net change in unrealized depreciation on investments	(568,608)
Members’ capital, December 31, 2019	$104,240,843

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Statements of Cash Flows

For the years ended December 31, 2019, 2018, and 2017

	2019	2018	2017
Cash flows from operating activities:
Net increase in members’ capital resulting from operations	$4,559,649	$4,718,774	$8,716,634
Adjustments to reconcile net (decrease) increase in members’ capital resulting from operations to net cash used in operating activities:
Net change in unrealized depreciation on investments	568,608	5,022,870	3,134,738
Net realized loss (gain)	7,078,816	2,132,328	(1,133,423)
Amortization of deferred financing costs	805,229	740,789	468,483
Accretion of discount	(994,590)	(1,203,605)	(2,316,674)
Increase in investments due to PIK	—	—	(29,894)
Purchase of investments	(100,531,577)	(195,767,808)	(170,454,801)
Proceeds from sales and repayments of investments	85,153,067	109,812,981	124,561,998
Changes in operating assets and liabilities:
Increase in interest receivable	(179,189)	(231,091)	(264,692)
(Decrease) increase in accrued credit facility expense	(206,355)	873,582	499,318
Increase (decrease) in accrued expenses	38,728	16,000	(12,000)
Net cash used in operating activities	(3,707,614)	(73,885,180)	(36,830,313)
Cash flows from financing activities:
Repayments to credit facility	(22,000,000)	—	—
Borrowings under credit facility	16,462,002	72,047,588	40,374,283
Contributions received	10,000,000	32,000,000	10,000,000
Return of capital	(4,000,000)	—	—
Distributions paid	(12,060,000)	(12,390,000)	(12,520,000)
Financing costs paid	(2,236)	(1,541,564)	(234,913)
Net cash (used in) provided by financing activities	(11,600,234)	90,116,024	37,619,370
Net (decrease) increase in cash	(15,307,848)	16,230,844	789,057
Cash and cash equivalents, beginning of year	26,867,919	10,637,075	9,848,018
Cash and cash equivalents, end of year	$11,560,071	$26,867,919	$10,637,075
Supplemental Disclosure of Cash Flow Information:
Cash interest paid	12,012,296	8,895,945	5,329,393
Supplemental Disclosure of Non Cash Flow Information:
Securities issued in restructuring of investments	1,577,377	—	869,704
PIK income earned	—	—	29,894

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2019

Company/Security/Country(11)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Senior Secured First Lien Term Loans
Australia
Ticketek Pty Ltd (9)	Services: Consumer	6.16% (LIBOR +4.25%)	11/22/2019	11/23/2026	$1,500,000	$1,485,000	$1,500,000
Total Australia						$1,485,000	$1,500,000
Canada
Avison Young Canada, Inc.	Services: Business	6.91% (LIBOR +5%)	03/07/2019	02/01/2026	$3,963,741	$3,892,831	$3,902,639
PNI Canada Acquireco Corp	High Tech Industries	6.3% (LIBOR +4.5%)	10/31/2018	10/31/2025	1,716,000	1,708,808	1,697,415
Total Canada						$5,601,639	$5,600,054
Germany
Rhodia Acetow	Consumer goods: Non-Durable	7.42% (LIBOR +5.5%)	04/21/2017	05/31/2023	$975,000	$966,675	$887,250
VAC Germany Holding GmbH	Metals & Mining	5.94% (LIBOR +4%)	02/26/2018	03/08/2025	2,947,500	2,936,579	2,520,113
Total Germany						$3,903,254	$3,407,363
Luxembourg
Travelport Finance	Services: Consumer	6.94% (LIBOR +5%)	03/18/2019	05/30/2026	$2,992,500	$2,937,404	$2,806,965
Total Luxembourg						$2,937,404	$2,806,965
United Kingdom
Auxey Bidco Ltd.	Services: Consumer	6.8% (LIBOR +5%)	08/07/2018	06/16/2025	$5,000,000	$4,836,237	$4,850,000
Connect Finco SARL (9)	Telecommunications	6.41% (LIBOR +4.5%)	09/23/2019	12/11/2026	1,431,818	1,403,182	1,442,443
EG Group	Retail	5.96% (LIBOR +4%)	03/23/2018	02/07/2025	2,816,521	2,805,937	2,810,958
Total United Kingdom						$9,045,356	$9,103,401
United States of America
1A Smart Start, LLC (13)	Services: Consumer	6.3%(LIBOR +4.5%)	08/28/2015	02/21/2022	$4,302,393	$4,291,001	$4,302,393
A Place for Mom, Inc.	Media: Advertising, Printing & Publishing	5.55% (LIBOR +3.75%)	07/28/2017	08/10/2024	3,910,000	3,897,061	3,851,350
A10 Capital, LLC (13)	Banking, Finance, Insurance & Real Estate	8.24% (LIBOR +6.5%)	04/25/2018	05/01/2023	5,000,000	4,966,740	4,950,000
Achilles Acquisition, LLC	Banking, Finance, Insurance & Real Estate	5.81% (LIBOR +4%)	10/04/2018	10/03/2025	3,970,000	3,961,774	4,017,144
Advanced Integration Technology, LP	Aerospace & Defense	6.55% (LIBOR +4.75%)	07/15/2016	04/03/2023	1,935,275	1,924,782	1,903,827
Advisor Group Holdings, Inc.	Banking, Finance, Insurance & Real Estate	6.8% (LIBOR +5%)	07/31/2019	07/31/2026	1,714,286	1,698,089	1,704,651
AG Parent Holdings, LLC	High Tech Industries	6.91% (LIBOR +5%)	07/30/2019	07/31/2026	2,666,667	2,641,550	2,648,893
AgroFresh Inc.	Chemicals, Plastics & Rubber	6.55% (LIBOR +4.75%)	12/01/2015	07/31/2021	1,914,787	1,910,741	1,637,143
Air Medical Group Holdings, Inc.	Healthcare & Pharmaceuticals	6.05% (LIBOR +4.25%)	09/26/2017	03/14/2025	2,205,000	2,192,991	2,144,363
Alcami Carolinas Corp	Healthcare & Pharmaceuticals	6.05% (LIBOR +4.25%)	07/09/2018	07/06/2025	3,950,000	3,934,242	3,634,000
Alchemy US Holdco 1, LLC	Chemicals, Plastics & Rubber	7.29% (LIBOR +5.5%)	10/01/2018	10/10/2025	1,950,000	1,925,832	1,921,364
AMCP Clean Acquisition Co, LLC	Wholesale	6.19% (LIBOR +4.25%)	07/10/2018	06/16/2025	2,383,065	2,373,531	2,329,446
AMCP Clean Acquisition Co, LLC	Wholesale	6.19% (LIBOR +4.25%)	07/10/2018	06/16/2025	576,606	574,299	563,632
American Sportsman Holdings Co	Retail	6.8% (LIBOR +5%)	11/22/2016	09/25/2024	3,910,000	3,874,343	3,905,934
Ansira Holdings, Inc. (3) (13)	Media: Diversified & Production	7.55% (LIBOR +5.75%)	04/17/2018	12/20/2022	609,184	400,804	341,481

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2019

Company/Security/Country (11)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Ansira Holdings, Inc. (13)	Media: Diversified & Production	7.55% (LIBOR +5.75%)	12/20/2016	12/20/2022	$1,831,160	$1,822,062	$1,648,044
AP Gaming I, LLC	Hotel, Gaming & Leisure	5.3% (LIBOR +3.5%)	06/06/2016	02/15/2024	2,437,891	2,433,719	2,450,080
APC Aftermarket	Automotive	6.91% (LIBOR +5%)	11/11/2019	05/09/2025	184,294	139,522	172,814
APC Aftermarket	Automotive	6.9% (LIBOR +5%)	11/12/2019	05/10/2024	329,195	236,637	157,740
APFS Staffing Holdings, Inc.	Services: Consumer	6.79% (LIBOR +5%)	04/04/2019	04/15/2026	1,990,000	1,953,817	1,990,000
AQA Acquisition Holdings, Inc.	High Tech Industries	6.19% (LIBOR +4.25%)	10/01/2018	05/24/2023	1,974,684	1,974,684	1,964,810
Ascend Performance Materials Operations, LLC	Chemicals, Plastics & Rubber	7.19% (LIBOR +5.25%)	08/16/2019	08/27/2026	1,147,125	1,125,241	1,158,596
Avaya, Inc.	Telecommunications	5.99% (LIBOR +4.25%)	11/09/2017	12/15/2024	2,344,982	2,327,029	2,308,048
Axiom Global, Inc.	Services: Business	6.85% (LIBOR +4.75%)	09/25/2019	10/01/2026	3,000,000	2,970,842	2,988,750
Barbri, Inc.	Media: Diversified & Production	6.46% (LIBOR +4.25%)	12/01/2017	12/01/2023	3,121,622	3,111,379	3,074,797
BCP Qualtek Merger Sub, LLC	Telecommunications	8.18% (LIBOR +6.25%)	07/16/2018	07/18/2025	3,875,000	3,813,238	3,787,813
Big Ass Fans, LLC	Capital Equipment	5.69% (LIBOR +3.75%)	11/07/2017	05/21/2024	2,449,635	2,441,348	2,463,426
Big River Steel, LLC	Metals & Mining	6.94% (LIBOR +5%)	08/15/2017	08/23/2023	1,955,000	1,943,056	1,959,281
BI-LO, LLC	Retail	9.89% (LIBOR +8%)	05/15/2018	05/31/2024	1,477,500	1,433,778	1,369,768
Brand Energy & Infrastructure Services, Inc.	Energy: Oil & Gas	6.12% (LIBOR +4.25%)	06/16/2017	06/21/2024	2,925,000	2,906,202	2,921,344
California Cryobank, LLC	Healthcare & Pharmaceuticals	5.94% (LIBOR +4%)	08/03/2018	08/06/2025	3,168,229	3,155,531	3,148,586
Cambium Learning, Inc.	Services: Consumer	6.3% (LIBOR +4.5%)	12/18/2018	12/18/2025	1,980,000	1,894,473	1,920,600
Canister International Group Inc.	Forest Products & Paper	6.51% (LIBOR +4.75%)	12/18/2019	12/21/2026	2,000,000	1,980,039	2,008,750
CC Amulet Intermediate, LLC (4) (10) (13)	Healthcare & Pharmaceuticals	6.66% (LIBOR +4.75%)	06/18/2018	04/30/2020	1,538,462	(2,723)	(3,846)
CC Amulet Intermediate, LLC (13)	Healthcare & Pharmaceuticals	6.55% (LIBOR +4.75%)	06/18/2018	04/30/2024	3,409,615	3,384,414	3,401,091
Cengage Learning Acquisitions, Inc.	Media: Advertising, Printing & Publishing	6.05% (LIBOR +4.25%)	11/07/2019	06/07/2023	2,992,248	2,774,392	2,869,087
Clarity Telecom, LLC	Telecommunications	6.3% (LIBOR +4.5%)	06/27/2019	08/31/2026	3,990,000	3,951,978	4,019,925
Clarkson Eyecare, LLC	Healthcare & Pharmaceuticals	8.05% (LIBOR +6.25%)	08/21/2019	04/02/2021	2,094,750	2,060,377	2,063,329
Clarkson Eyecare, LLC	Healthcare & Pharmaceuticals	8.05% (LIBOR +6.25%)	08/21/2019	04/02/2021	1,396,500	1,373,584	1,375,553
Clear Balance Holdings, LLC (13)	Banking, Finance, Insurance & Real Estate	7.69% (LIBOR +5.75%)	07/07/2015	10/05/2023	4,783,123	4,769,385	4,783,123
Commercial Barge Line Co	Transportation: Cargo	10.68% (LIBOR +8.75%)	11/06/2015	11/12/2020	1,237,500	1,226,932	643,500
Constellis Holdings, LLC (13)	Aerospace & Defense	11.74% (LIBOR +10%)	12/16/2019	12/16/2020	363,746	363,746	363,746
Constellis Holdings, LLC (12)	Aerospace & Defense	6.93% (LIBOR +5%)	04/18/2017	04/21/2024	1,955,000	1,942,981	830,875
Conyers Park Parent Merger Sub, Inc.	Beverage, Food & Tobacco	5.73% (LIBOR +3.75%)	06/21/2017	07/07/2024	1,955,000	1,948,651	1,976,994
CT Technologies Intermediate Holdings, Inc.	Healthcare & Pharmaceuticals	6.05% (LIBOR +4.25%)	02/11/2015	12/01/2021	1,900,450	1,903,286	1,797,826
Deerfield Holdings Corp	Banking, Finance, Insurance & Real Estate	5.05% (LIBOR +3.25%)	12/06/2017	02/13/2025	245,625	245,173	245,383
Discovery Practice Management, Inc. (13)	Healthcare & Pharmaceuticals	6.3% (LIBOR +4.5%)	07/22/2019	06/15/2024	4,974,791	4,952,182	4,912,606
Drilling Info, Inc.	High Tech Industries	6.05% (LIBOR +4.25%)	07/27/2018	07/30/2025	4,443,138	4,425,347	4,420,922

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2019

Company/Security/Country (11)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
DXP Enterprises, Inc.	Wholesale	6.55% (LIBOR +4.75%)	08/16/2017	08/29/2023	$1,466,250	$1,457,277	$1,471,748
E2open, LLC (13)	Transportation: Cargo	7.66% (LIBOR +5.75%)	06/21/2019	11/26/2024	4,987,500	4,942,226	4,937,625
Eliassen Group, LLC (13)	Services: Business	6.3% (LIBOR +4.5%)	10/19/2018	11/05/2024	4,643,956	4,624,791	4,620,736
Empower Payments Acquisition	Services: Business	5.94% (LIBOR +4%)	10/05/2018	10/05/2025	3,960,000	3,951,741	3,964,950
Evo Payments International, LLC	Banking, Finance, Insurance & Real Estate	5.06% (LIBOR +3.25%)	12/08/2016	12/22/2023	2,567,862	2,553,245	2,587,660
Gold Standard Baking, Inc. (12) (13)	Wholesale	6.5% (LIBOR +4.5%)	05/19/2015	07/23/2022	2,528,421	2,390,918	1,238,926
Golden West Packaging Group, LLC	Containers, Packaging & Glass	7.55% (LIBOR +5.75%)	02/09/2018	06/20/2023	4,618,880	4,603,747	4,607,333
Granite Holdings US Acquisition Co	Capital Equipment	7.21% (LIBOR +5.25%)	09/25/2019	09/30/2026	2,926,000	2,840,616	2,940,630
Great Dane Merger Sub, Inc.	High Tech Industries	5.3% (LIBOR +3.5%)	05/02/2018	05/21/2025	2,955,000	2,943,651	2,914,369
Gruden Acquisition, Inc.	Transportation: Cargo	7.44% (LIBOR +5.5%)	06/21/2017	08/18/2022	1,949,239	1,924,155	1,954,112
Higginbotham Insurance Agency, Inc.	Banking, Finance, Insurance & Real Estate	5.8% (LIBOR +4%)	12/14/2017	12/19/2024	4,900,000	4,882,416	4,777,500
Hoffman Southwest Corporation (13)	Environmental Industries	6.44% (LIBOR +4.5%)	05/16/2019	08/14/2023	1,610,023	1,596,150	1,593,923
Hornblower Sub, LLC	Hotel, Gaming & Leisure	6.44% (LIBOR +4.5%)	03/08/2019	04/27/2025	1,771,192	1,763,281	1,779,676
Idera, Inc.	High Tech Industries	6.3% (LIBOR +4.5%)	06/27/2017	06/28/2024	2,308,095	2,293,175	2,319,647
Infoblox, Inc.	High Tech Industries	6.3% (LIBOR +4.5%)	11/03/2016	11/07/2023	2,114,146	2,086,103	2,126,482
Institutional Shareholder Services, Inc.	Services: Business	6.44% (LIBOR +4.5%)	03/04/2019	03/05/2026	1,985,000	1,967,439	1,955,225
Intermedia Holdings, Inc.	Telecommunications	7.8% (LIBOR +6%)	07/13/2018	07/11/2025	2,970,000	2,946,310	2,977,425
International Textile Group, Inc.	Consumer goods: Durable	6.69% (LIBOR +5%)	04/20/2018	05/01/2024	962,500	959,013	798,875
Isagenix International, LLC	Services: Consumer	7.7% (LIBOR +5.75%)	04/26/2018	06/14/2025	1,848,782	1,834,353	1,329,274
Liaison	Services: Business	6.41% (LIBOR +4.5%)	12/13/2019	12/20/2026	2,500,000	2,493,762	2,506,250
LifeScan Global Corp	Healthcare & Pharmaceuticals	8.06% (LIBOR +6%)	06/19/2018	10/01/2024	2,092,500	2,042,626	2,003,569
LSCS Holdings, Inc.	Healthcare & Pharmaceuticals	6.31% (LIBOR +4.25%)	03/09/2018	03/17/2025	2,270,406	2,261,921	2,247,702
MAG DS Corp.	Aerospace & Defense	6.55% (LIBOR +4.75%)	06/01/2018	05/30/2025	2,955,000	2,932,030	2,940,225
Mavenir Systems, Inc.	Telecommunications	7.91% (LIBOR +6%)	05/01/2018	05/08/2025	1,970,000	1,939,810	1,960,150
MDVIP, Inc.	Healthcare & Pharmaceuticals	6.05% (LIBOR +4.25%)	11/10/2017	11/14/2024	2,218,546	2,215,108	2,207,453
Merrill Communications, LLC	Media: Advertising, Printing & Publishing	7.09% (LIBOR +5%)	09/26/2019	09/25/2026	2,000,000	1,980,546	2,019,999
Miller’s Ale House, Inc.	Hotel, Gaming & Leisure	6.96% (LIBOR +4.75%)	05/24/2018	05/21/2025	2,364,000	2,354,767	2,163,059
Nasco Healthcare, Inc. (13)	Healthcare & Pharmaceuticals	6.7% (LIBOR +4.5%)	07/13/2015	06/30/2021	4,442,762	4,437,196	4,442,762
National Seating & Mobility, Inc.	Healthcare & Pharmaceuticals	7.19% (LIBOR +5.25%)	11/12/2019	11/16/2026	2,312,500	2,289,748	2,306,719
New Insight Holdings, Inc.	Services: Business	7.41% (LIBOR +5.5%)	12/08/2017	12/20/2024	1,960,000	1,890,326	1,962,695
NextCare, Inc. (5) (10) (13)	Healthcare & Pharmaceuticals	6.41% (LIBOR +4.5%)	02/13/2018	06/30/2024	630,036	(4,550)	(6,300)
NextCare, Inc. (13)	Healthcare & Pharmaceuticals	6.3% (LIBOR +4.5%)	02/13/2018	06/30/2024	3,816,667	3,788,716	3,778,501

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2019

Company/Security/Country (11)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Northern Star Holdings, Inc.	Utilities: Electric	6.56% (LIBOR +4.5%)	03/28/2018	03/28/2025	$4,175,625	$4,159,917	$4,112,991
Oak Point Partners, LLC (13)	Banking, Finance, Insurance & Real Estate	6.99% (LIBOR +5.25%)	09/13/2017	09/13/2023	2,925,000	2,902,455	2,895,750
OB Hospitalist Group, Inc.	Healthcare & Pharmaceuticals	5.95% (LIBOR +4%)	08/08/2017	08/01/2024	2,191,714	2,184,483	2,169,797
Odyssey Logistics & Technology Corporation	Transportation: Cargo	5.8% (LIBOR +4%)	10/06/2017	10/12/2024	1,943,300	1,936,006	1,921,437
Orion Business Innovations (13)	High Tech Industries	6.45% (LIBOR +4.5%)	03/04/2019	10/21/2024	827,083	819,992	822,948
Orion Business Innovations (13)	High Tech Industries	6.45% (LIBOR +4.5%)	10/18/2018	10/19/2024	2,476,411	2,456,424	2,464,029
OSM MSO, LLC (13)	Healthcare & Pharmaceuticals	6.94% (LIBOR +5%)	10/16/2018	08/09/2023	3,898,052	3,868,839	3,742,130
Output Services Group, Inc.	Services: Business	6.3% (LIBOR +4.5%)	03/26/2018	03/21/2024	4,424,566	4,407,307	3,748,639
Park Place Technologies, LLC	High Tech Industries	5.8% (LIBOR +4%)	03/22/2018	03/22/2025	2,304,900	2,296,237	2,297,225
Parts Town	Beverage, Food & Tobacco	7.45% (LIBOR +5.5%)	11/07/2019	10/15/2025	1,000,000	995,113	997,500
Patriot Rail Co, LLC	Transportation: Cargo	7.22% (LIBOR +5.25%)	10/15/2019	10/11/2026	3,500,000	3,431,872	3,526,250
PH Beauty Holdings III, Inc.	Containers, Packaging & Glass	6.8% (LIBOR +5%)	10/04/2018	09/28/2025	2,962,500	2,937,799	2,829,188
Pivotal Payments	Services: Business	6.8% (LIBOR +5%)	09/27/2018	09/29/2025	3,719,480	3,695,733	3,747,376
PLH Group, Inc.	Energy: Oil & Gas	7.89% (LIBOR +6%)	08/01/2018	07/25/2023	3,909,822	3,839,462	3,787,641
Polar US Borrower	Chemicals, Plastics & Rubber	6.79% (LIBOR +4.75%)	08/21/2018	10/15/2025	2,970,000	2,871,435	2,962,575
Portillo’s Holdings, LLC	Beverage, Food & Tobacco	7.44% (LIBOR +5.5%)	11/27/2019	08/02/2024	1,995,000	1,975,235	1,996,247
Premise Health Holding Corp (6) (10)	Healthcare & Pharmaceuticals	5.41% (LIBOR +3.5%)	08/14/2018	07/10/2025	71,456	(145)	(744)
Premise Health Holding Corp	Healthcare & Pharmaceuticals	5.44% (LIBOR +3.5%)	08/14/2018	07/10/2025	889,234	885,637	879,973
Project Leopard Holdings, Inc.	High Tech Industries	6.3% (LIBOR +4.5%)	06/21/2017	07/07/2023	1,710,713	1,707,907	1,725,690
PSC Industrial Outsourcing, LP	Chemicals, Plastics & Rubber	5.49% (LIBOR +3.75%)	10/05/2017	10/11/2024	1,960,000	1,946,560	1,951,827
Pure Fishing, Inc.	Consumer goods: Non-Durable	6.3% (LIBOR +4.5%)	12/20/2018	11/30/2025	1,191,000	1,149,773	1,115,967
QuickBase, Inc.	Services: Business	5.8% (LIBOR +4%)	03/29/2019	04/03/2026	2,089,500	2,080,161	2,086,888
Quidditch Acquisition Inc.	Beverage, Food & Tobacco	8.8% (LIBOR +7%)	03/16/2018	03/21/2025	1,003,404	988,410	1,013,438
Red Ventures, LLC	Media: Advertising, Printing & Publishing	4.8% (LIBOR +3%)	10/18/2017	11/08/2024	2,018,203	2,004,450	2,035,136
Sabre Industries, Inc.	Capital Equipment	6.04% (LIBOR +4.25%)	04/04/2019	04/15/2026	1,194,000	1,183,255	1,203,331
Silverback Merger Sub, Inc.	High Tech Industries	5.44% (LIBOR +3.5%)	08/11/2017	08/21/2024	1,173,000	1,170,909	1,006,821
SMS Systems Maintenance Services, Inc.	High Tech Industries	6.8% (LIBOR +5%)	02/09/2017	10/30/2023	2,910,000	2,901,640	2,285,805
SoClean, Inc. (13)	Healthcare & Pharmaceuticals	7.91% (LIBOR +6%)	02/13/2018	12/20/2022	4,943,595	4,911,507	4,844,723
Starfish- V Merger Sub, Inc.	High Tech Industries	7.95% (LIBOR +6.25%)	08/11/2017	08/16/2024	1,222,031	1,213,892	1,176,205
Starfish- V Merger Sub, Inc.	High Tech Industries	7.91% (LIBOR +6%)	11/06/2019	08/16/2024	1,000,000	921,259	955,000
Teneo Holdings, LLC	Services: Business	6.99% (LIBOR +5.25%)	07/15/2019	07/11/2025	2,244,375	2,161,458	2,140,573
ThoughtWorks, Inc.	High Tech Industries	5.8% (LIBOR +4%)	10/06/2017	10/11/2024	3,941,058	3,931,810	3,950,911

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2019

Company/Security/Country (11)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Titan Sub, LLC	Aerospace & Defense	6.8% (LIBOR +5%)	09/19/2019	09/21/2026	$2,250,000	$2,228,304	$2,258,438
TOMS Shoes, LLC (13)	Retail	7.29% (LIBOR +5.5%)	12/20/2019	09/30/2025	310,025	310,025	310,025
TOMS Shoes, LLC (13)	Retail	6.96% (LIBOR +5%)	12/27/2019	12/31/2025	654,703	654,703	621,968
Tupelo Buyer, Inc.	Transportation: Cargo	5.55% (LIBOR +3.75%)	10/02/2017	10/07/2024	2,182,133	2,170,299	2,183,507
Uber Technologies, Inc.	Services: Consumer	5.74% (LIBOR +4%)	03/22/2018	04/04/2025	2,758,000	2,747,580	2,760,951
Unified Physician Management, LLC	Healthcare & Pharmaceuticals	6.24% (LIBOR +4.5%)	12/12/2019	11/27/2023	2,375,000	2,351,481	2,363,125
Upstream Newco, Inc.	Healthcare & Pharmaceuticals	6.3% (LIBOR +4.5%)	10/24/2019	11/20/2026	2,933,333	2,918,899	2,959,000
US Shipping Corp	Utilities: Oil & Gas	6.05% (LIBOR +4.25%)	03/09/2016	06/26/2021	205,934	202,560	182,252
Utility One Source, L.P.	Construction & Building	7.3% (LIBOR +5.5%)	04/07/2017	04/18/2023	975,000	969,627	984,750
Vertiv Group Corporation	Capital Equipment	5.93% (LIBOR +4%)	09/30/2016	11/30/2023	1,504,310	1,477,977	1,504,310
Vistage Worldwide, Inc.	Services: Consumer	5.8% (LIBOR +4%)	02/06/2018	02/10/2025	2,475,900	2,471,363	2,463,521
W3 Topco, LLC	Energy: Oil & Gas	7.90% (LIBOR +6%)	08/13/2019	08/16/2025	1,975,000	1,845,098	1,876,260
Weight Watchers International, Inc.	Services: Consumer	6.72% (LIBOR +4.75%)	11/20/2017	11/29/2024	2,254,675	2,222,998	2,263,130
Women’s Care Florida, LLP	Healthcare & Pharmaceuticals	6.3% (LIBOR +4.5%)	08/18/2017	09/29/2023	4,900,000	4,883,438	4,851,000
Wrench Group, LLC	Construction & Building	6.19% (LIBOR +4.25%)	04/15/2019	04/30/2026	3,109,375	3,081,105	3,117,148
Wrench Group, LLC (7) (10)	Construction & Building	4.25% (LIBOR +2.125%)	04/15/2019	04/30/2026	1,041,667	(9,472)	2,604
Yak Access, LLC	Energy: Oil & Gas	6.8% (LIBOR +5%)	06/29/2018	07/02/2025	2,887,500	2,818,276	2,796,371
Zenith American Holding, Inc. (13)	Services: Business	7.19% (LIBOR +5.25%)	03/11/2019	12/13/2024	3,948,054	3,938,771	3,908,573
Zenith American Holding, Inc. (8) (13)	Services: Business	7.19% (LIBOR +5.25%)	03/11/2019	12/13/2024	496,514	119,860	119,163
Total United States of America						$308,072,379	$302,397,245
Total Senior Secured First Lien Term Loans						$331,045,032	$324,815,028
Second Lien Term Loans
United States of America
AQA Acquisition Holdings, Inc.	High Tech Industries	10.09% (LIBOR +8%)	10/01/2018	05/24/2024	$1,000,000	$992,066	$995,000
Constellis Holdings, LLC (12)	Aerospace & Defense	10.93% (LIBOR +9%)	04/18/2017	04/21/2025	1,000,000	990,053	105,000
DiversiTech Holdings, Inc.	Consumer goods: Durable	9.44% (LIBOR +7.5%)	05/18/2017	06/02/2025	2,000,000	1,986,408	1,960,000
Gruden Acquisition, Inc.	Transportation: Cargo	10.44% (LIBOR +8.5%)	07/31/2015	08/18/2023	500,000	488,656	496,720
Midwest Physician Administrative Services, LLC	Healthcare & Pharmaceuticals	8.8% (LIBOR +7%)	08/11/2017	08/15/2025	979,043	972,163	954,567
Park Place Technologies, LLC	High Tech Industries	9.8% (LIBOR +8%)	03/22/2018	03/29/2026	700,000	694,516	694,750
TKC Holdings, Inc.	Services: Business	9.8% (LIBOR +8%)	01/31/2017	02/01/2024	1,849,630	1,840,410	1,683,163

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2019

Company/Security/Country (11)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Wash Multifamily Acquisition, Inc.	Services: Consumer	8.8% (LIBOR +7%)	05/04/2015	05/15/2023	$425,479	$424,129	$406,333
Wash Multifamily Acquisition, Inc.	Services: Consumer	8.8% (LIBOR +7%)	05/04/2015	05/12/2023	74,521	74,284	71,167
Total United States of America						$8,462,685	$7,366,700
Total Second Lien Term Loans						$8,462,685	$7,366,700
Equity Investments
United States of America
TOMS Shoes, LLC (13)	Retail		12/27/2019		8,511	$575,662	$—
Total United States of America						$575,662	$—
Total Equity Investments						$575,662	$—
Total Investments						$340,083,379	$332,181,728
Cash equivalents
Dreyfus Government Cash Management Fund						$10,596,212	$10,596,212
Total Cash equivalents						$10,596,212	$10,596,212

(1)	Variable interest rates indexed to 30-day, 60-day, 90-day or 180-day LIBOR rates, at the borrower’s option. LIBOR rates may be subject to interest rate floors.
(2)	Represents fair value in accordance with ASC Topic 820.
(3)

Represents a delayed draw commitment of $609,184, of which $206,785 was unfunded as of December 31, 2019. Unfunded amounts of a delayed draw position have a lower rate than the contractual fully funded rate. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(4)	Represents a delayed draw commitment of $1,538,462, which was unfunded as of December 31, 2019. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(5)	Represents a delayed draw commitment of $630,036, which was unfunded as of December 31, 2019. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(6)	Represents a delayed draw commitment of $71,456, which was unfunded as of December 31, 2019. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(7)	Represents a delayed draw commitment of $1,041,667, which was unfunded as of December 31, 2019. Issuer pays 4.25% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(8)

Represents a delayed draw commitment of $496,514, of which $372,386 was unfunded as of December 31, 2019. Unfunded amounts of a delayed draw position have a lower rate than the contractual fully funded rate. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(9)	Unsettled trade that interest will start to accrue on when the trade settles. 3 month LIBOR as of December 31, 2019 is shown to reflect possible projected interest rate.
(10)	Unfunded amount will start to accrue interest when the position is funded. 3 month LIBOR as of December 31, 2019 is shown to reflect possible projected interest rate.
(11)	All investments are pledged as collateral for loans payable unless otherwise noted.
(12)	Loan was on non-accrual as of December 31, 2019.
(13)	Investments are valued using significant unobservable inputs. Refer to Level 3 fair value measurements quantitative information table in Note 3 of the Consolidated Financial for further detail.

The accompanying notes are an integral part of these consolidated financial statements.

 THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2018

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Senior Secured First Lien Term Loans
Canada
PNI Canada Acquireco Corp	High Tech Industries	6.85% (LIBOR +4.5%)	10/31/2018	10/31/2025	$1,733,333	$1,724,824	$1,698,667
Total Canada						$1,724,824	$1,698,667
Germany
Rhodia Acetow	Consumer goods: Non-Durable	8.09% (LIBOR +5.5%)	04/21/2017	05/31/2023	$985,000	$974,127	$955,450
VAC Germany Holding GmbH	Metals & Mining	6.8% (LIBOR +4%)	02/26/2018	02/26/2025	2,977,500	2,964,329	2,973,778
Total Germany						$3,938,456	$3,929,228
United Kingdom
Auxey Bidco, Ltd.	Services: Business	7.97% (LIBOR +5.5%)	08/07/2018	08/07/2025	$5,000,000	$4,806,114	$4,812,500
EG Group	Retail	6.81% (LIBOR +4%)	03/23/2018	02/07/2025	2,845,171	2,832,386	2,749,146
Total United Kingdom						$7,638,500	$7,561,646
United States of America
1A Smart Start, LLC	Services: Consumer	7.09% (LIBOR +4.5%)	08/28/2015	02/21/2022	$4,346,634	$4,329,746	$4,346,634
A Place for Mom, Inc.	Media: Advertising, Printing & Publishing	6.27% (LIBOR +3.75%)	07/28/2017	08/10/2024	3,950,000	3,934,094	3,969,750
A10 Capital, LLC	Banking, Finance, Insurance & Real Estate	8.96% (LIBOR +6.5%)	04/25/2018	04/27/2023	5,000,000	4,956,723	4,925,000
Achilles Acquisition LLC	Banking, Finance, Insurance & Real Estate	6.56% (LIBOR +4%)	10/04/2018	10/03/2025	4,000,000	3,990,272	3,950,000
Advanced Computer Software	High Tech Industries	7.14% (LIBOR +4.75%)	05/25/2018	05/31/2024	1,496,250	1,492,854	1,485,028
Advanced Integration Technology LP	Aerospace & Defense	7.46% (LIBOR +4.75%)	07/15/2016	04/03/2023	1,955,175	1,941,317	1,935,623
AgroFresh, Inc.	Chemicals, Plastics & Rubber	7.55% (LIBOR +4.75%)	12/01/2015	07/31/2021	1,934,837	1,928,162	1,909,442
Air Medical Group Holdings, Inc.	Healthcare & Pharmaceuticals	6.75% (LIBOR +4.25%)	09/26/2017	03/14/2025	2,227,500	2,212,807	2,081,120
Alcami Carolinas Corp	Healthcare & Pharmaceuticals	6.71% (LIBOR +4.25%)	07/09/2018	07/06/2025	3,990,000	3,971,197	3,970,050
Alchemy US Holdco 1, LLC	Chemicals, Plastics & Rubber	8.12% (LIBOR +5.5%)	10/01/2018	09/28/2025	2,000,000	1,970,898	1,995,000
Alpha Media, LLC	Media: Broadcasting & Subscription	9% (LIBOR +6.5%)	02/24/2016	02/25/2022	3,042,741	2,962,067	2,930,539
AMCP Clean Acquisition Co, LLC	Wholesale	7.05% (LIBOR +4.25%)	07/10/2018	07/10/2025	2,407,258	2,395,885	2,386,194
AMCP Clean Acquisition Co, LLC (3)	Wholesale	7.15% (LIBOR +4.25%)	07/10/2018	07/10/2025	580,645	224,531	222,193
American Sportsman Holdings Co	Retail	7.52% (LIBOR +5%)	11/22/2016	09/25/2024	3,950,000	3,906,373	3,795,950
Ansira Holdings, Inc. (4)	Media: Diversified & Production	8.27% (LIBOR +5.75%)	04/17/2018	12/20/2022	612,820	149,790	148,870
Ansira Holdings, Inc.	Media: Diversified & Production	8.27% (LIBOR +5.75%)	12/20/2016	12/20/2022	1,849,798	1,837,513	1,840,549
AP Gaming I, LLC	Hotel, Gaming & Leisure	6.02% (LIBOR +3.5%)	06/06/2016	02/15/2024	2,462,578	2,457,343	2,423,583
APC Aftermarket	Automotive	7.62% (LIBOR +5%)	05/09/2017	05/10/2024	492,500	484,949	448,175
Aptean, Inc.	High Tech Industries	7.06% (LIBOR +4.25%)	12/15/2017	12/20/2022	928,740	922,011	920,224
AQA Aquisition Holdings, Inc.	High Tech Industries	7.05% (LIBOR +4.25%)	10/01/2018	05/24/2023	1,994,937	1,994,937	1,984,962
ATI Merger Sub, Inc. (11)	Healthcare & Pharmaceuticals	7.31% (LIBOR +4.5%)	12/19/2018	12/05/2025	4,333,333	4,290,000	4,300,833

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2018

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Avaya, Inc.	Telecommunications	6.71% (LIBOR+4.25%)	11/09/2017	12/15/2024	$2,588,021	$2,564,212	$2,505,527
Barbri, Inc.	Media: Diversified & Production	6.6% (LIBOR +4.25%)	12/01/2017	12/01/2023	3,121,622	3,108,777	3,059,189
BCP Qualtek Merger Sub, LLC	Telecommunications	8.28% (LIBOR+5.75%)	07/16/2018	07/18/2025	3,990,000	3,914,946	3,902,719
Beasley Mezzanine Holdings, LLC	Media: Broadcasting & Subscription	6.47% (LIBOR +4%)	11/17/2017	11/01/2023	2,927,347	2,915,319	2,893,199
Big Ass Fans, LLC	Capital Equipment	6.55% (LIBOR+3.75%)	11/07/2017	05/21/2024	2,474,878	2,464,598	2,443,942
Big River Steel, LLC	Metals & Mining	7.8% (LIBOR +5%)	08/15/2017	08/23/2023	1,975,000	1,959,623	1,960,187
BI-LO, LLC	Retail	10.78% (LIBOR +8%)	05/15/2018	05/31/2024	1,492,500	1,438,227	1,434,039
Bomgar Corp	High Tech Industries	6.52% (LIBOR +4%)	04/17/2018	04/18/2025	3,984,987	3,975,621	3,865,438
Brand Energy & Infrastructure Services, Inc.	Energy: Oil & Gas	6.76% (LIBOR+4.25%)	06/16/2017	06/21/2024	2,955,000	2,931,765	2,813,810
California Cryobank, LLC	Healthcare & Pharmaceuticals	6.8% (LIBOR +4%)	08/03/2018	08/06/2025	3,200,313	3,185,200	3,200,313
Cambium Learning, Inc.	Services: Consumer	4.5%(LIBOR+4.5%)	12/18/2018	12/11/2025	2,000,000	1,900,000	1,907,500
CC Amulet Intermediate, LLC (5) (12)	Healthcare & Pharmaceuticals	7.56% (LIBOR+4.75%)	06/18/2018	04/30/2024	1,538,462	(13,996)	(15,385)
CC Amulet Intermediate, LLC	Healthcare & Pharmaceuticals	7.27%(LIBOR+4.75%)	06/18/2018	04/30/2024	3,444,231	3,412,896	3,409,788
Clear Balance Holdings, LLC	Banking, Finance, Insurance & Real Estate	8.55% (LIBOR+5.75%)	07/07/2015	10/05/2023	4,937,500	4,919,549	4,937,500
Commercial Barge Line Co	Transportation: Cargo	11.27% (LIBOR +8.75%)	11/06/2015	11/12/2020	1,293,750	1,269,693	939,263
Constellis Holdings, LLC	Aerospace & Defense	7.52% (LIBOR +5%)	04/18/2017	04/21/2024	1,970,000	1,955,062	1,891,200
Conyers Park Parent Merger Sub, Inc.	Beverage, Food & Tobacco	6.27% (LIBOR +3.5%)	06/21/2017	07/07/2024	1,975,000	1,967,167	1,955,250
Country Fresh Holdings, LLC	Beverage, Food & Tobacco	7.8% (LIBOR +5%)	07/14/2017	03/31/2023	4,340,351	4,307,788	3,667,596
Covenant Surgical Partners, Inc.	Healthcare & Pharmaceuticals	7.3%(LIBOR+4.5%)	09/29/2017	10/04/2024	2,972,216	2,965,823	2,927,633
CPI Acquisition, Inc.	Services: Consumer	7.02% (LIBOR +4.5%)	08/14/2015	08/17/2022	4,187,266	4,106,515	2,684,038
CryoLife, Inc.	Healthcare & Pharmaceuticals	6.05%(LIBOR+3.25%)	11/15/2017	12/02/2024	1,980,000	1,971,620	1,940,400
CT Technologies Intermediate Holdings, Inc.	Healthcare & Pharmaceuticals	6.77% (LIBOR+4.25%)	02/11/2015	12/01/2021	1,920,350	1,924,711	1,601,889
Deerfield Holdings Corp	Banking, Finance, Insurance & Real Estate	5.77% (LIBOR+3.25%)	12/06/2017	02/13/2025	248,125	247,580	235,616
DigiCert, Inc.	High Tech Industries	6.52% (LIBOR +4%)	09/20/2017	10/31/2024	995,006	990,819	977,594
Drilling Info, Inc.	High Tech Industries	6.77%(LIBOR+4.25%)	07/27/2018	07/30/2025	4,488,750	4,467,558	4,477,528
DXP Enterprises, Inc.	Wholesale	7.27% (LIBOR+4.75%)	08/16/2017	08/29/2023	1,481,250	1,469,708	1,470,141
Eliassen Group, LLC	Services: Business	7.02% (LIBOR +4.5%)	10/19/2018	11/05/2024	4,166,667	4,146,173	4,145,833
Empower Payments Acquisition	Services: Business	7.05% (LIBOR+4.25%)	10/05/2018	10/05/2025	4,000,000	3,990,210	3,990,000
Evo Payments International, LLC	Banking, Finance, Insurance & Real Estate	5.76% (LIBOR+3.25%)	12/08/2016	12/22/2023	2,593,998	2,575,517	2,511,846
Gold Standard Baking, Inc.	Wholesale	7.31% (LIBOR +4.5%)	05/19/2015	04/23/2021	2,480,570	2,475,680	2,257,318
Golden West Packaging Group, LLC	Containers, Packaging & Glass	7.77% (LIBOR+5.25%)	02/09/2018	06/20/2023	4,731,099	4,711,129	4,719,271

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2018

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Great Dane Merger Sub, Inc.	High Tech Industries	6.27%(LIBOR+3.75%)	05/02/2018	05/21/2025	$2,985,000	$2,971,387	$2,917,838
Gruden Acquisition, Inc.	Transportation: Cargo	8.3%(LIBOR+5.5%)	06/21/2017	08/18/2022	1,969,543	1,934,561	1,933,432
Gulf Finance, LLC	Energy: Oil & Gas	8.06%(LIBOR+5.25%)	08/17/2016	08/25/2023	1,874,821	1,837,436	1,445,956
Heartland Dental, LLC (6) (12)	Healthcare & Pharmaceuticals	6.56%(LIBOR+3.75%)	04/19/2018	04/17/2025	125,217	(567)	(4,852)
Heartland Dental, LLC	Healthcare & Pharmaceuticals	6.27%(LIBOR+3.75%)	04/19/2018	04/30/2025	1,368,085	1,361,889	1,315,072
Help/Systems Holdings, Inc.	High Tech Industries	6.27%(LIBOR+3.75%)	03/23/2018	03/28/2025	1,990,000	1,985,544	1,915,375
Higginbotham Insurance Agency, Inc.	Banking, Finance, Insurance & Real Estate	6.26%(LIBOR+3.75%)	12/14/2017	12/19/2024	4,950,000	4,928,625	4,801,500
Idera, Inc.	High Tech Industries	7.03% (LIBOR +4.5%)	06/27/2017	06/28/2024	2,331,764	2,313,336	2,336,136
Infoblox, Inc.	High Tech Industries	7.02% (LIBOR +4.5%)	11/03/2016	11/07/2023	2,135,719	2,100,036	2,132,440
Intermedia Holdings, Inc.	Telecommunications	8.52% (LIBOR +6%)	07/13/2018	07/11/2025	3,000,000	2,971,743	2,996,250
International Textile Group, Inc.	Consumer goods: Durable	7.35% (LIBOR +5%)	04/20/2018	04/19/2024	987,500	983,091	970,219
Isagenix International, LLC	Services: Consumer	8.55%(LIBOR+5.75%)	04/26/2018	06/14/2025	1,950,000	1,931,991	1,896,375
Kestra Financial, Inc.	Banking, Finance, Insurance & Real Estate	6.76%(LIBOR+4.25%)	06/10/2016	06/24/2022	3,901,935	3,867,900	3,901,935
LifeScan Global Corp	Healthcare & Pharmaceuticals	8.4% (LIBOR +6%)	06/19/2018	10/01/2024	2,250,000	2,185,070	2,131,875
LSCS Holdings, Inc.	Healthcare & Pharmaceuticals	6.96%(LIBOR+4.25%)	03/09/2018	03/17/2025	466,993	464,911	464,658
LSCS Holdings, Inc.	Healthcare & Pharmaceuticals	6.96%(LIBOR+4.25%)	03/09/2018	03/17/2025	1,809,103	1,801,037	1,800,057
Lyons Magnus, Inc.	Beverage, Food & Tobacco	6.02% (LIBOR +3.5%)	06/08/2018	11/11/2024	3,963,797	3,951,634	3,943,978
MAG DS Corp.	Aerospace & Defense	7.27%(LIBOR+4.75%)	06/01/2018	05/30/2025	2,985,000	2,957,510	2,970,075
Mavenir Systems, Inc.	Telecommunications	8.39% (LIBOR +6%)	05/01/2018	05/01/2025	1,990,000	1,953,787	1,983,791
MCS Group Holdings, LLC	Banking, Finance, Insurance & Real Estate	7.27%(LIBOR+4.75%)	05/12/2017	05/20/2024	1,970,000	1,962,388	1,622,788
MDVIP, Inc.	Healthcare & Pharmaceuticals	6.75%(LIBOR+4.25%)	11/10/2017	11/14/2024	4,256,451	4,243,775	4,229,849
Merrill Communications, LLC	Media: Advertising, Printing & Publishing	7.78%(LIBOR+5.25%)	05/29/2015	06/01/2022	747,744	745,465	747,744
Miller’s Ale House, Inc.	Hotel, Gaming & Leisure	7.1% (LIBOR +4.75%)	05/24/2018	05/21/2025	2,388,000	2,376,942	2,352,180
MLN US Holdco, LLC	Telecommunications	7.02% (LIBOR +4.5%)	07/13/2018	11/30/2025	3,000,000	2,992,562	2,915,640
Morphe, LLC	Consumer goods: Non-Durable	8.52% (LIBOR +6%)	02/21/2017	02/10/2023	2,737,500	2,709,123	2,723,813
Nasco Healthcare, Inc.	Healthcare & Pharmaceuticals	7.28% (LIBOR +4.5%)	07/13/2015	06/30/2021	4,489,283	4,479,899	4,466,837
New Insight Holdings, Inc.	Services: Business	8.02% (LIBOR +5.5%)	12/08/2017	12/20/2024	1,980,000	1,895,366	1,947,825
NextCare, Inc. (7) (12)	Healthcare & Pharmaceuticals	7.56%(LIBOR+4.75%)	02/13/2018	02/28/2023	588,235	(4,893)	—
NextCare, Inc.	Healthcare & Pharmaceuticals	7.27%(LIBOR+4.75%)	02/13/2018	02/28/2023	3,386,176	3,358,008	3,386,176
Northern Star Holdings, Inc.	Utilities: Electric	7.55%(LIBOR+4.75%)	03/28/2018	03/14/2025	4,218,125	4,199,207	4,212,852
Oak Point Partners, LLC	Banking, Finance, Insurance & Real Estate	8.03%(LIBOR+5.25%)	09/13/2017	09/13/2023	3,000,000	2,970,630	2,955,000
OB Hospitalist Group, Inc.	Healthcare & Pharmaceuticals	6.35% (LIBOR +4%)	08/08/2017	08/01/2024	2,238,000	2,229,007	2,204,430

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2018

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
Odyssey Logistics & Technology Corporation	Transportation: Cargo	6.52% (LIBOR +4%)	10/06/2017	10/12/2024	$1,980,037	$1,971,052	$1,920,636
OpenLink	High Tech Industries	7.27%(LIBOR+4.75%)	03/02/2018	03/21/2025	1,830,529	1,822,324	1,820,233
Orion Business Innovations (8) (12)	High Tech Industries	7.31% (LIBOR +4.5%)	10/18/2018	10/19/2024	564,516	(5,525)	(5,645)
Orion Business Innovations	High Tech Industries	7.16% (LIBOR +4.5%)	10/18/2018	10/19/2024	1,930,645	1,911,750	1,911,339
OSM MSO, LLC	Healthcare & Pharmaceuticals	7.8% (LIBOR +5%)	10/16/2018	08/09/2023	3,990,000	3,951,804	3,950,100
Output Services Group, Inc.	Services: Business	6.77%(LIBOR+4.25%)	03/26/2018	03/21/2024	4,468,173	4,448,349	4,345,298
Park Place Technologies, LLC	High Tech Industries	6.52% (LIBOR +4%)	03/22/2018	03/22/2025	2,328,300	2,317,874	2,307,927
PH Beauty Holdings III, Inc.	Containers, Packaging & Glass	7.52% (LIBOR +5%)	10/04/2018	09/28/2025	2,992,500	2,963,206	2,887,763
Ping Identity Corp	High Tech Industries	6.27%(LIBOR+3.75%)	01/23/2018	01/24/2025	1,492,500	1,485,967	1,485,038
Pivotal Payments	Services: Business	9% (LIBOR +4.5%)	09/27/2018	09/29/2025	3,095,690	3,065,755	3,064,733
Pivotal Payments (9)	Services: Business	6.98% (LIBOR +4.5%)	09/27/2018	09/29/2025	896,552	549,826	549,530
PLH Group, Inc.	Energy: Oil & Gas	8.59% (LIBOR +6%)	08/01/2018	07/25/2023	3,172,857	3,084,659	3,109,400
Polar US Borrower	Chemicals, Plastics & Rubber	7.19%(LIBOR+4.75%)	08/21/2018	10/15/2025	3,000,000	2,883,250	2,895,000
Premise Health Holding Corp (10) (12)	Healthcare & Pharmaceuticals	6.56%(LIBOR+3.75%)	08/14/2018	07/10/2025	294,107	(703)	(4,412)
Premise Health Holding Corp	Healthcare & Pharmaceuticals	6.55%(LIBOR+3.75%)	08/14/2018	07/10/2025	3,696,629	3,678,968	3,641,179
Project Leopard Holdings, Inc.	High Tech Industries	6.52% (LIBOR +4%)	06/21/2017	07/07/2023	1,728,169	1,724,529	1,691,445
PSC Industrial Outsourcing, LP	Chemicals, Plastics & Rubber	6.21%(LIBOR+3.75%)	10/05/2017	10/11/2024	1,980,000	1,963,573	1,935,450
Pure Fishing, Inc. (11)	Consumer goods: Non-Durable	7.06%(LIBOR+4.25%)	12/20/2018	11/30/2025	1,200,000	1,152,000	1,158,000
Quidditch Acquisition, Inc.	Beverage, Food & Tobacco	9.47% (LIBOR +7%)	03/16/2018	03/21/2025	1,013,617	995,561	1,008,549
Red Ventures, LLC	Media: Advertising, Printing & Publishing	5.52% (LIBOR +3%)	10/18/2017	11/08/2024	2,038,641	2,021,888	1,946,902
SCS Holdings, Inc.	High Tech Industries	6.77%(LIBOR+4.25%)	11/20/2015	10/30/2022	1,558,453	1,550,985	1,540,921
Silverback Merger Sub, Inc.	High Tech Industries	6.01% (LIBOR +3.5%)	08/11/2017	08/21/2024	1,185,000	1,182,430	1,068,473
Situs Group Holdings Corporation	Banking, Finance, Insurance & Real Estate	7.02% (LIBOR +4.5%)	02/21/2018	02/27/2023	2,971,667	2,959,124	2,971,667
SMS Systems Maintenance Services, Inc.	High Tech Industries	7.52% (LIBOR +5%)	02/09/2017	10/30/2023	2,940,000	2,929,348	2,239,927
SoClean, Inc.	Healthcare & Pharmaceuticals	8.74% (LIBOR +6%)	02/13/2018	12/20/2022	5,101,090	5,056,831	5,126,595
Starfish- V Merger Sub, Inc.	High Tech Industries	7.02% (LIBOR +4.5%)	08/11/2017	08/16/2024	1,234,406	1,224,408	1,223,223
STS Operating, Inc.	Capital Equipment	6.77%(LIBOR+4.25%)	04/27/2018	12/11/2024	1,488,722	1,485,345	1,452,747
ThoughtWorks, Inc.	High Tech Industries	6.52% (LIBOR +4%)	10/06/2017	10/11/2024	3,981,069	3,969,773	3,931,305
TKC Holdings, Inc.	Services: Business	6.28%(LIBOR+3.75%)	06/08/2017	02/01/2023	294,750	293,681	281,304
TOMS Shoes, LLC	Retail	8.3%(LIBOR+5.5%)	12/18/2014	10/30/2020	1,925,000	1,879,189	1,519,143
Tupelo Buyer, Inc.	Transportation: Cargo	6.22%(LIBOR+3.75%)	10/02/2017	10/07/2024	2,204,343	2,189,883	2,160,256

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2018

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
TV Borrower US, LLC	High Tech Industries	7.55% (LIBOR +4.75%)	02/16/2017	02/22/2024	$982,500	$978,858	$977,587
Uber Technologies, Inc.	Services: Consumer	6.39% (LIBOR +4%)	03/22/2018	04/04/2025	2,786,000	2,773,473	2,721,574
US Salt, LLC	Consumer goods: Non-Durable	7.27% (LIBOR +4.75%)	11/30/2017	12/01/2023	2,977,500	2,952,396	2,977,500
US Shipping Corp	Utilities: Oil & Gas	6.77% (LIBOR +4.25%)	03/09/2016	06/26/2021	205,934	200,288	197,697
Utility One Source L.P.	Construction & Building	8.02% (LIBOR +5.5%)	04/07/2017	04/18/2023	985,000	977,925	985,000
Verdesian Life Sciences, LLC	Chemicals, Plastics & Rubber	7.53% (LIBOR +5%)	12/09/2014	07/01/2020	1,996,192	1,897,545	1,876,421
Vertiv Group Corporation	Capital Equipment	6.71% (LIBOR +4%)	09/30/2016	11/30/2023	1,504,310	1,471,251	1,374,564
Vistage Worldwide, Inc.	Services: Consumer	6.46% (LIBOR +4%)	02/06/2018	02/10/2025	2,501,100	2,495,616	2,463,583
Weight Watchers International, Inc.	Services: Consumer	7.56% (LIBOR +4.75%)	11/20/2017	11/29/2024	2,565,000	2,521,594	2,542,556
Women’s Care Florida, LLP	Healthcare & Pharmaceuticals	7.02% (LIBOR +4.5%)	08/18/2017	09/29/2023	4,950,000	4,929,660	4,950,000
Yak Access, LLC	Energy: Oil & Gas	7.52% (LIBOR +5%)	06/29/2018	07/02/2025	2,981,250	2,896,793	2,504,250
Zenith Merger Sub, Inc.	Services: Business	8.3% (LIBOR +5.5%)	12/22/2017	12/13/2023	2,970,000	2,945,336	2,970,000
Total United States of America						$306,979,198	$299,971,903
Total Senior Secured First Lien Term Loans						$320,280,978	$313,161,444
Second Lien Term Loans
United States of America
ABG Intermediate Holdings 2, LLC	Retail	10.27% (LIBOR +7.75%)	09/26/2017	09/29/2025	$2,333,333	$2,318,455	$2,298,333
AQA Aquisition Holding, Inc.	High Tech Industries	10.4% (LIBOR +8%)	10/01/2018	05/24/2024	1,000,000	990,262	1,000,000
CH Hold Corp	Automotive	9.77% (LIBOR +7.25%)	01/26/2017	02/03/2025	1,000,000	996,187	998,750
Constellis Holdings, LLC	Aerospace & Defense	11.52% (LIBOR +9%)	04/18/2017	04/21/2025	1,000,000	988,171	957,500
DigiCert, Inc.	High Tech Industries	10.52% (LIBOR +8%)	09/20/2017	10/31/2025	600,000	597,475	584,250
DiversiTech Holdings, Inc.	Consumer goods: Durable	10.3% (LIBOR +7.5%)	05/18/2017	06/02/2025	2,000,000	1,983,901	1,930,000
Gruden Acquisition, Inc.	Transportation: Cargo	11.3% (LIBOR +8.5%)	07/31/2015	08/18/2023	500,000	485,531	501,250
Midwest Physician Administrative Services, LLC	Healthcare & Pharmaceuticals	9.5% (LIBOR +7%)	08/11/2017	08/15/2025	979,043	970,936	948,448
NextCare, Inc.	Healthcare & Pharmaceuticals	11.27% (LIBOR +8.75%)	02/13/2018	08/28/2023	1,000,000	987,295	1,030,000
Optiv Security Inc	High Tech Industries	9.77% (LIBOR +7.25%)	01/19/2017	01/31/2025	1,500,000	1,494,292	1,365,000
Park Place Technologies, LLC	High Tech Industries	10.52% (LIBOR +8%)	03/22/2018	03/29/2026	700,000	693,638	696,500
SESAC Holdco II LLC	Media: Diversified & Production	9.76% (LIBOR +7.25%)	02/13/2017	02/24/2025	1,000,000	992,303	985,000
TKC Holdings, Inc.	Services: Business	10.53% (LIBOR +8%)	01/31/2017	02/01/2024	1,850,000	1,838,493	1,824,729

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

Consolidated Schedule of Investments

As of December 31, 2018

Company/Security/Country (13)	Industry	Interest Rate (1)	Initial Acquisition Date	Maturity Date	Principal / Shares	Amortized Cost	Fair Value (2)
TV Borrower US, LLC	High Tech Industries	11.05% (LIBOR + 8.25%)	02/16/2017	02/22/2025	$1,000,000	$988,389	$1,006,250
Wash Multifamily Laundry Systems, LLC	Services: Consumer	9.52% (LIBOR+7%)	05/04/2015	05/15/2023	425,479	423,727	411,651
Wash Multifamily Laundry Systems, LLC	Services: Consumer	9.52% (LIBOR+7%)	05/04/2015	05/12/2023	74,521	74,214	72,099
Total United States of America						$16,823,269	$16,609,760
Total Second Lien Term Loans						$16,823,269	$16,609,760
Total Investments						$337,104,247	$329,771,204
Cash equivalents
Dreyfus Government Cash Management Fund					$25,230,010	$25,230,010	$25,230,010
Total Cash equivalents						$25,230,010	$25,230,010

(1)	Variable interest rates indexed to 30-day, 60-day, 90-day or 180-day LIBOR rates, at the borrower’s option. LIBOR rates may be subject to interest rate floors.
(2)	Represents fair value in accordance with ASC Topic 820.
(3)

Represents a delayed draw commitment of $580,645, of which $353,371 was unfunded as of December 31, 2018. Unfunded amounts of a delayed draw position have a lower rate than the contractual fully funded rate. Issuer pays 1.50% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(4)

Represents a delayed draw commitment of $612,820, of which $460,886 was unfunded as of December 31, 2018. Unfunded amounts of a delayed draw position have a lower rate than the contractual fully funded rate. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(5)	Represents a delayed draw commitment of $1,538,462, which was unfunded as of December 31, 2018. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(6)	Represents a delayed draw commitment of $125,217, which was unfunded as of December 31, 2018. Issuer pays 3.75% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(7)	Represents a delayed draw commitment of $588,235, which was unfunded as of December 31, 2018. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(8)	Represents a delayed draw commitment of $564,516, which was unfunded as of December 31, 2018. Issuer does not pay unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(9)

Represents a delayed draw commitment of $896,552, of which $338,056 was unfunded as of December 31, 2018. Unfunded amounts of a delayed draw position have a lower rate than the contractual fully funded rate. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.

(10)	Represents a delayed draw commitment of $294,107, which was unfunded as of December 31, 2018. Issuer pays 1.00% unfunded commitment fee on delayed draw term loan and/or revolving loan facilities.
(11)	Unsettled trade that interest will start to accrue on when the trade settles. 3 month LIBOR as of December 31, 2018 is shown to reflect possible projected interest rate.
(12)	Unfunded amount will start to accrue interest when the position is funded. 3 month LIBOR as of December 31, 2018 is shown to reflect possible projected interest rate.
(13)	All investments are pledged as collateral for loans payable unless otherwise noted.

The accompanying notes are an integral part of these consolidated financial statements.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

1.	Organization and Structure

On December 2, 2014, THL Credit Logan JV LLC (the “Logan JV”) was formed as a Delaware limited liability company to invest primarily in senior secured first lien term loans.

Logan JV operates under a limited liability agreement dated December 3, 2014 (the “Agreement”), by and among THL Credit, Inc., a Delaware corporation (“THL Credit”) and Perspecta Trident LLC, an affiliate of Perspecta Trust LLC, (“Perspecta”), each, a “Member” and, collectively, the “Members”. All Logan JV investment decisions must be unanimously approved by Logan JV’s investment committee consisting of one representative from each of THL Credit and Perspecta.

Logan JV is capitalized with capital contributions which are called from the Members, on a pro-rata basis based on their capital commitments, as transactions are completed. Any decision by Logan JV to call down on capital commitments requires the explicit authorization of each Member, and each Member may withhold such authorization for any reason in its sole discretion.

Logan JV invests capital contributions into its wholly owned investment company subsidiary, THL Credit Logan JV SPV I LLC (the “SPV”), a Delaware limited liability company formed on December 1, 2014. The SPV operates under a limited liability agreement dated December 3, 2014, with Logan JV, its “Initial Member” and “Designated Manager”. Logan JV shall continue without dissolution until all investments are liquidated by the company.

The SPV invests capital contributions from Logan JV, along with borrowings from a syndicated senior credit facility, primarily in broadly syndicated loans, in addition to directly originated loans.

The fully consolidated company is herein referred to as the “Company”.

2.	Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of Logan JV have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Designated Manager has determined Logan JV is an investment company under ASC 946 in accordance with GAAP. Therefore Logan JV follows the accounting and reporting guidance for investment companies.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the use of certain estimates and assumptions that may affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ significantly from the estimates included in the financial statements, and such differences could be material.

Consolidation

Logan JV follows the guidance in ASC Topic 946 Financial Services—Investment Companies (“ASC Topic 946”) and will not generally consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to Logan JV. Logan JV has consolidated its wholly owned subsidiary, the SPV. All inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits and a money market fund held with one financial institution as of December 31, 2019 and 2018. Cash held in demand deposit accounts may exceed the Federal Deposit Insurance Corporation insured limit and therefore is subject to credit risk. Cash equivalents are assets with an original maturity of three months or less. As of December 31, 2019 and 2018, Logan JV held $10,596,212 and $25,230,010 of cash equivalents, respectively.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

Deferred Financing Costs

Deferred financing costs consist of fees and expenses paid in connection with the closing of the credit facility. These costs are capitalized at the time of payment and are amortized using the straight line method over the term of the credit facility. Capitalized deferred financing costs related to the credit facility are presented net against the respective balance outstanding on the Consolidated Statements of Assets, Liabilities and Members’ Capital.

Distributions

Logan JV intends to make regular quarterly cash distributions of all or a portion of its net investment income and net realized gains.

Investment Transactions and Investment Income

Investment transactions are recorded on a trade-date basis. Logan JV measures realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, using the specific identification method. Logan JV reports changes in fair value of investments that are measured at fair value as a component of net change in unrealized appreciation or depreciation on investments in the Consolidated Statements of Operations.

Interest income, adjusted for amortization of premium and accretion of discount, is recorded on an accrual basis to the extent that Logan JV expects to collect such amounts. Original issue discount, principally representing the market discount or premium are capitalized and accreted or amortized into interest income over the life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion/amortization of discounts and premiums and upfront loan origination fees.

Logan JV capitalizes and amortizes upfront loan origination fees received in connection with the closing of investments. The unearned income from such fees is accreted into interest income over the contractual life of the loan based on the effective interest method. Upon prepayment of a loan or debt security, any prepayment penalties, unamortized upfront loan origination fees, and unamortized discounts are recorded as interest income.

Logan JV may have investments in its portfolio which contain a contractual paid-in-kind, or PIK, interest provision. PIK interest is computed at the contractual rate specified in each investment agreement, is added to the principal balance of the investment, and is recorded as income. Logan JV will cease accruing PIK interest if there is insufficient value to support the accrual or if amounts are not expected to be collectible and will generally only begin to recognize PIK income again when all principal and interest have been paid or upon a restructuring of the investment where the interest is deemed collectable.

Loans are placed on non-accrual status when principal or interest payments are past due 30 days or more and/or when it is no longer probable that principal or interest will be collected. However, Logan JV may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. As of December 31, 2019, the Company has loans on non-accrual with an amortized cost basis of $5,323,952 and fair value of $2,174,801. As of December 31, 2018 the Company had no loans on non-accrual.

Other income includes unused commitment fees associated with investments in portfolio companies and amendment fees.

Expenses are recorded on an accrual basis.

Revolving and Unfunded Delayed Draw Loans

For Logan JV’s investments in revolving and delayed draw loans, the cost basis of the investments purchased is adjusted for the cash received for the discount on the total balance committed. The fair value is also adjusted for unrealized appreciation or depreciation on the unfunded portion. As a result, the purchase of commitments not completely funded may result in a negative value until it is offset by the future amounts called and funded. As of December 31, 2019 and 2018, Logan JV had $3,860,792 and $4,262,850 of unfunded commitments, respectively.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

Income Taxes

As a limited liability company, Logan JV itself is not subject to U.S. Federal income taxes. Each Member is individually liable for income taxes, if any, on its share of Logan JV’s net taxable income. Interest, dividends and other income realized by Logan JV from non-U.S. sources and capital gains realized on the sale of securities of non-U.S. issuers may be subject to withholdings and other taxes levied by the jurisdiction in which the income is sourced. Each Member is required for income tax purposes to take into account its distributive share of all items of Logan JV’s income, gain, loss, deductions, and other items for such taxable year of Logan JV. The tax basis income and losses may differ from the income and losses in the Statements of Operations, which is prepared in accordance with GAAP.

Logan JV determines whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, any tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. There were no uncertain tax positions as of December 31, 2019 and 2018. Logan JV’s federal tax years 2017 forward remain subject to examination by taxing authorities.

3.	Investment Valuation

Investments, for which market quotations are readily available, are valued using market quotations, which are generally obtained from an independent pricing service, broker-dealers or market makers.

Investments for which market quotations are not readily available, or are not considered to be the best estimate of fair value, are valued at fair value as determined in good faith by Logan JV. Consequently, it is expected that certain portfolio investments’ values will be determined in good faith by Logan JV following its documented valuation policy. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of Logan JV’s investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

With respect to investments for which market quotations are not readily available or not considered to be the best estimate, Logan JV develops a valuation for each investment in the Company. Logan JV may also use independent valuation firms to provide independent appraisals and present a valuation recommendation that it considers in determining the fair value of certain investments in the Company.

The types of factors that Logan JV may take into account in estimating fair value pricing of its investments include, as relevant, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, comparison to publicly traded securities and other relevant factors. Logan JV generally utilizes an income approach to value its debt investments and a combination of income and market approaches to value equity investments, if applicable. With respect to unquoted securities, Logan JV, in periodic consultation with independent third party valuation firms, values each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. For debt investments, Logan JV determines the fair value primarily using an income or yield approach that analyzes the discounted cash flows of interest and principal for the debt security, as set forth in the associated loan agreements, as well as the financial position and credit risk of each portfolio investment. Logan JV’s estimate of the expected repayment date is generally the legal maturity date of the instrument. The yield analysis considers changes in leverage levels, credit quality, portfolio company performance and other factors.

In accordance with the authoritative guidance on fair value measurements and disclosures under GAAP, Logan JV discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

Level 2 – Quoted prices in markets that are not considered to be active or financial instruments for which significant inputs are observable, either directly or indirectly;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The level of an asset or liability within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by management.

Logan JV considers whether the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly in determining fair value. Accordingly, if Logan JV determines that either the volume and/or level of activity for an asset or liability has significantly decreased (from normal conditions for that asset or liability) or price quotations or observable inputs are not associated with orderly transactions, increased analysis and management judgment will be required to estimate fair value. Valuation techniques such as an income approach might be appropriate to supplement or replace a market approach in those circumstances.

The following is a summary of the industry classification in which Logan JV was invested as of December 31, 2019:

Industry	Cost	Fair Value	% of Members’ Capital
Aerospace & defense	$10,381,895	$8,402,111	8.06%
Automotive	376,159	330,554	0.32%
Banking, finance, insurance & real estate	25,979,277	25,961,210	24.91%
Beverage, food & tobacco	5,907,410	5,984,179	5.74%
Capital equipment	7,943,196	8,111,697	7.78%
Chemicals, plastics & rubber	9,779,810	9,631,505	9.24%
Construction & Building	4,041,260	4,104,502	3.94%
Consumer goods	5,061,870	4,762,092	4.57%
Containers, packaging & glass	7,541,545	7,436,521	7.13%
Energy	11,409,038	11,381,616	10.92%
Environmental industries	1,596,150	1,593,923	1.53%
Forest Products & Paper	1,980,039	2,008,750	1.93%
Healthcare & pharmaceuticals	62,960,951	62,217,484	59.69%
High tech industries	37,179,971	36,466,923	34.98%
Hotel, gaming & leisure	6,551,766	6,392,816	6.13%
Media	15,990,694	15,839,895	15.20%
Metals & Mining	4,879,635	4,479,394	4.30%
Retail	9,654,449	9,018,653	8.65%
Services	67,208,070	65,999,954	63.30%
Telecommunications	16,381,547	16,495,803	15.82%
Transportation	16,120,145	15,663,151	15.03%
Utilities	4,362,477	4,295,243	4.12%
Wholesale	6,796,025	5,603,752	5.38%
Total investments	$340,083,379	$332,181,728	318.67%

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

The following is a summary of the industry classification in which Logan JV was invested as of December 31, 2018:

Industry	Cost	Fair Value	% of Members’ Capital
Aerospace & defense	$7,842,060	$7,754,398	7.31%
Automotive	1,481,136	1,446,925	1.36%
Banking, finance, insurance & real estate	33,378,307	32,812,852	30.95%
Beverage, food & tobacco	11,222,150	10,575,373	9.97%
Capital equipment	5,421,195	5,271,253	4.97%
Chemicals, plastics & rubber	10,643,428	10,611,313	10.01%
Construction & Building	977,925	985,000	0.93%
Consumer goods	10,754,638	10,714,982	10.11%
Containers, packaging & glass	7,674,335	7,607,034	7.17%
Energy	10,750,653	9,873,416	9.31%
Healthcare & pharmaceuticals	63,613,182	63,052,654	59.46%
High tech industries	50,795,705	49,555,003	46.74%
Hotel, gaming & leisure	4,834,285	4,775,763	4.50%
Media	18,667,217	18,521,742	17.47%
Metals & Mining	4,923,952	4,933,965	4.65%
Retail	12,374,630	11,796,611	11.13%
Services	48,536,180	46,977,761	44.31%
Telecommunications	14,397,249	14,303,927	13.49%
Transportation	7,850,720	7,454,837	7.03%
Utilities	4,399,495	4,410,549	4.16%
Wholesale	6,565,805	6,335,846	5.98%
Total investments	$337,104,247	$329,771,204	311.01%

The following is a summary of the geographical concentration of Logan JV’s investment portfolio as of December 31, 2019:

	Cost	Fair Value	% of Members’ Capital
Australia	$1,485,000	$1,500,000	1.44%
Canada	5,601,639	5,600,054	5.37%
Germany	3,903,254	3,407,363	3.27%
Luxembourg	2,937,404	2,806,965	2.69%
United Kingdom	9,045,356	9,103,401	8.73%
United States of America	317,110,726	309,763,945	297.17%
Total investments	$340,083,379	$332,181,728	318.67%

The following is a summary of the geographical concentration of Logan JV’s investment portfolio as of December 31, 2018:

	Cost	Fair Value	% of Members’ Capital
Canada	$1,724,824	$1,698,667	1.60%
Germany	3,938,456	3,929,228	3.71%
United Kingdom	7,638,500	7,561,646	7.13%
United States of America	323,802,467	316,581,663	298.57%
Total investments	$337,104,247	$329,771,204	311.01%

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

The following is a summary of the levels within the fair value hierarchy in which Logan JV was invested as of December 31, 2019:

	Fair Value	Level 1	Level 2	Level 3
First Lien	$324,815,028	$—	$49,805,817	$275,009,211
Second Lien	7,366,700	—	—	7,366,700
Equity	—	—	—	—
Total investments	332,181,728	—	49,805,817	282,375,911
Cash equivalents	10,596,212	10,596,212	—	—
Total assets at fair value	$342,777,940	$10,596,212	$49,805,817	$282,375,911

The following is a summary of the levels within the fair value hierarchy in which Logan JV was invested as of December 31, 2018:

	Fair Value	Level 1	Level 2	Level 3
First Lien	$313,161,444	$—	$40,389,119	$272,772,325
Second Lien	16,609,760	—	—	16,609,760
Total investments	329,771,204	—	40,389,119	289,382,085
Cash equivalents	25,230,010	25,230,010	—	—
Total assets at fair value	$355,001,214	$25,230,010	$40,389,119	$289,382,085

The following table rolls forward the changes in fair during the year ended December 31, 2019 for investments classified within Level 3:

	First Lien	Second Lien	Equity	Total
Balance as of January 1, 2019	$272,772,325	$16,609,760	$—	$289,382,085
Purchases	81,580,870	—	575,662	82,156,532
Sales and repayments	(66,992,882)	(7,653,635)	—	(74,646,517)
Unrealized depreciation	(1,793,025)	(882,476)	(575,662)	(3,251,163)
Net realized gain	(4,408,564)	(761,308)	—	(5,169,872)
Net accretion of premiums, discounts and fees	863,145	54,359	—	917,504
Transfers into Level 3	13,163,797	—	—	13,163,797
Transfers out of Level 3	(20,176,455)	—	—	(20,176,455)
Balance as of December 31, 2019	$275,009,211	$7,366,700	$—	$282,375,911

Transfers into and out of Level 3 are primarily attributable to changes in the level of market activity during the period. It is Logan JV’s policy to recognize transfers into and out of Level 3 at the beginning of the reporting period.

The following table rolls forward the changes in fair during the year ended December 31, 2018 for investments classified within Level 3:

	First Lien	Second Lien	Total
Balance as of January 1, 2018	$183,679,166	$15,161,368	$198,840,534
Purchases	185,197,887	3,784,807	188,982,694
Sales and repayments	(96,549,705)	(5,260,966)	(101,810,671)
Unrealized depreciation	(4,713,021)	(302,254)	(5,015,275)
Net realized gain	40,454	40,563	81,017
Net accretion of premiums, discounts and fees	860,913	67,247	928,160
Transfers into Level 3	10,322,079	3,118,995	13,441,074
Transfers out of Level 3	(6,065,448)	—	(6,065,448)
Balance as of December 31, 2018	$272,772,325	$16,609,760	$289,382,085

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

The following provides quantitative information about Level 3 fair value measurements as of December 31, 2019:

Description	Fair Value at December 31, 2019 (1)	Valuation Technique	Unobservable Inputs	Weighted Average(2)
First Lien	$30,739,069	Discounted Cash Flows (income approach)	Comparative Yield	5.9%-10.0% (7.6%)
	22,202,025	Discounted Cash Flows (income approach)	Weighted Average Cost of Capital (WACC)	5.5%-13.1% (6.7%)
	12,093,026	Market comparable companies (market approach)	EBITDA multiple	0.3x-8.0x (6.1x)
Equity	0	Market comparable companies (market approach)	EBITDA multiple	5.7x
	$65,034,120

(1)

Included within the Level 3 assets of $282,375,911 is an amount of $217,341,791 for which Logan JV did not develop the unobservable inputs for the determination of fair value (examples included single source quotation and prior or pending transactions).

(2)	Weighted average based upon the fair value of the investments in each investment category.

The following provides quantitative information about Level 3 fair value measurements as of December 31, 2018:

Description	Fair Value at December 31, 2018 (1)	Valuation Technique	Unobservable Inputs	Weighted Average(2)
First Lien	$54,894,557	Discounted Cash Flows (income approach)	Weighted Average Cost of Capital (WACC)	7.0%-13.9% (9.0%)
	2,257,318	Market comparable companies (market approach)	EBITDA multiple	(6.2x)
Second Lien	1,030,000	Discounted Cash Flows (income approach)	Weighted Average Cost of Capital (WACC)	9.9%-11.8% (10.9%)
	$58,181,875

(1)

Included within the Level 3 assets of $289,382,085 is an amount of $231,200,210 for which the Logan JV did not develop the unobservable inputs for the determination of fair value (examples included single source quotation and prior or pending transactions).

(2)	Weighted average based upon the fair value of the investments in each investment category.

The two primary significant unobservable input used in the fair value measurement of the Company’s debt securities is the weighted average cost of capital, or WACC, and the comparative yield. Significant increases (decreases) in the WACC or in the comparative yield in isolation would result in a significantly lower (higher) fair value measurement. In determining the WACC, for the income, or yield approach, the Company considers current market yields and multiples, portfolio company performance, leverage levels, credit quality, among other factors, the performance of the portfolio company and the expected term of the investment. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate WACC to use in the income approach. In determining the comparative yield, for the income, or yield approach, the Company considers current market yields and multiples, weighted average cost of capital, portfolio company performance,

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

leverage levels, credit quality, among other factors. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate comparative yield to use in the income approach. Significant increases (decreases) in the multiple in isolation would result in a significantly higher (lower) fair value measurement. To determine the multiple for the market approach, the Company considers current market trading and/or transaction multiples, portfolio company performance (financial ratios) relative to public and private peer companies and leverage levels, among other factors. Changes in one or more of these factors can have a similar directional change on other factors in determining the appropriate multiple to use in the market approach.

4.	Credit Facility

On December 17, 2014, Logan JV, through Logan JV SPV, entered into a senior credit facility (the “Facility”) with Deutsche Bank AG. The facility as amended allows the Company to borrow up to $275,000,000 subject to a borrowing base from Deustche Bank AG and other co-lenders. The current revolving loan period ends on January 12, 2021 and the final maturity date is January 12, 2023.

As of December 31, 2019 and 2018, the Company had $236,141,123 and $241,679,121 of outstanding borrowings under the Facility, respectively. The Facility requires payment of interest on a quarterly basis using three month LIBOR (with no LIBOR floor) plus 2.20%. The Facility’s all-in interest rate as of December 2019 and 2018 was 4.19% and 4.64%, respectively.

Borrowings under the Facility are subject to, among other things, a minimum borrowings base. The Facility has certain collateral requirements and/or financial covenants, including covenants related to: (a) limitations on the incurrence of additional indebtedness, (b) eligibility of certain investments, (c) limitations on concentrations, (d) collateral quality tests, and (e) compliance with certain financial maintenance standards including minimum Members’ capital. In addition to the financial maintenance standards, described in the preceding sentence, borrowings under the Facility are subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

The Facility’s document also includes default provisions such as the failure to make timely payments, uncured breach of the borrowing base, borrower bankruptcy, the occurrence of a change in control, and the Company’s failure to materially perform under the operative agreements governing the Facility, which, if not complied with, could, at the option of the lender, accelerate repayment under the Facility, thereby materially and adversely affecting liquidity, financial condition and results of operations. Each loan originated under the Facility is subject to the satisfaction of certain conditions. It cannot be assured that Logan JV will be able to borrow funds under the Facility at any particular time or at all. The Company is currently in compliance with all financial covenants under the Facility; and was so during the period.

As of December 31, 2019 and 2018, the carrying amount of the Company’s outstanding loan approximated fair value. The fair values of the Company’s loan is determined in accordance with ASC 820, which defines fair value in terms of the price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value of the Company’s loan is estimated based upon market interest rates and entities with similar credit risk. As of December 31, 2019 and 2018, the loan would be deemed to be Level 3 of the fair value hierarchy.

For the years ended December 31, 2019, 2018, and 2017, the Company incurred interest expense and related fees, excluding amortization of deferred financing costs, of $11,838,691, $9,769,526 and $5,861,844, respectively.

For the years ended December 31, 2019, 2018, and 2017, amortization of deferred financing costs totaled $805,229, $740,789 and $468,483 respectively. The unamortized fees and expenses are presented in the Consolidated Statements of Assets, Liabilities and Members’ Capital as a reduction to the loans payable balance and are being amortized using the straight line method.

5.	Recent Accounting Pronouncements

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230)”, which seeks to reduce diversity in how certain cash payments are presented in the Statement of Cash Flows. Under ASU 2016-15, an entity will need to conform to the presentation as prescribed for eight specific cash flow issues. ASU 2016-15 will be effective for annual and interim reporting periods after December 15, 2017. The application of this guidance does not have a material impact on Logan JV’s consolidated financial statements.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement”, which impacts fair value disclosure for both private and public companies. ASU 2018-13 removes, modifies, and adds certain fair value related disclosures. ASU 2018-13 is effective for annual and interim reporting periods beginning after December 15, 2019. The application of this guidance does not have a material impact on Logan JV’s consolidated financial statements. For further detail, refer to Footnote 3, Investment Valuation.

6.	Investment Risk

Logan JV’s investing activities expose it to various types of risks that are associated with the markets and financial instruments in which it invests. The significant types of financial risks to which Logan JV is exposed include, but are not limited to, market risk, credit risk, liquidity risk, and interest risk.

Market Risk

Market risk encompasses the potential for both losses and gains and includes, but is not limited to, price risk. Logan JV’s investments are long-term and illiquid and there is no assurance that Logan JV will achieve investment objectives including targeted returns.

Credit Risk

The value of Logan JV’s investments will generally fluctuate in response to company, political, or economic developments and can decline significantly over short periods of time or during periods of general or regional economic difficulty. Lower-quality debt securities involve greater risk of default or price changes due to changes in the credit quality of the issuer. Lower-quality debt securities can be thinly traded or have restrictions on resale, making them difficult to sell at an acceptable price. The default rate for lower-quality debt securities is likely to be higher during economic recessions or periods of high interest rates.

Liquidity Risk

Logan JV invests in syndicated bank loans. Syndicated loans are typically bought and sold by institutional investors in individually negotiated private transactions that function in many respects like an over-the-counter (“OTC”) secondary market, although no formal market-makers exist. This market, while having grown substantially, generally has fewer trades and less liquidity than the secondary market for other types of securities. Some syndicated loans have few or no trades, or trade infrequently, and information regarding a specific senior loan may not be widely available or may be incomplete. For loans that are provided directly to borrowers, all of these positions are subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. The illiquidity of its investments may make it difficult for Logan JV to sell such investments if the need arises. In addition, if Logan JV is required to liquidate all or a portion of its portfolio quickly, Logan JV may realize significantly less than the value at which it had previously recorded its investments. The extent of this exposure is reflected in the carrying value of these financial assets and recorded in the Consolidated Statements of Assets, Liabilities and Members’ Capital. Further, Logan JV may face other restrictions on its ability to liquidate an investment in a portfolio company to the extent that it, or an affiliated entity, has material non-public information regarding such portfolio company.

Interest Risk

The value of Logan JV’s investments will generally fluctuate with, among other things, changes in prevailing interest rates, general economic conditions, the condition of certain financial markets, developments or trends in any particular industry and the financial condition of the issuer. Some of Logan JV’s investments involve the acquisitions of fixed income securities. Any increase to prevailing interest rates may result in a decrease in the value of fixed income securities held or vice versa. Additionally, changes in market rates may result in declining yields upon reinvestment of excess cash balances.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

LIBOR Risk

LIBOR, the London Interbank Offered Rate, is the basic rate of interest used in lending transactions between banks on the London interbank market and is widely used as a reference for setting the interest rate on loans globally. Logan JV typically uses LIBOR as a reference rate in floating-rate loans Logan JV extends to portfolio companies such that the interest due to Logan JV pursuant to a term loan extended to a portfolio company is calculated using LIBOR. The terms of Logan JV’s debt investments generally include minimum interest rate floors which are calculated based on LIBOR.

On July 27, 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced that it intends to phase out LIBOR by the end of 2021. It is expected that a transition away from the widespread use of LIBOR to alternative rates will occur over the course of the next several years. As a result of this transition, interest rates on financial instruments tied to LIBOR rates, as well as the revenue and expenses associated with those financial instruments, may be adversely affected. Further, any uncertainty regarding the continued use and reliability of LIBOR as a benchmark interest rate could adversely affect the value of our financial instruments tied to LIBOR rates. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, is considering replacing U.S. dollar LIBOR with a new index calculated by short term repurchase agreements, backed by Treasury securities, called the Secured Overnight Financing Rate (“SOFR”). The first publication of SOFR was released in April 2018. Whether or not SOFR attains market traction as a LIBOR replacement remains a question and the future of LIBOR at this time is uncertain. Upon LIBOR’s phase out, Logan JV will need to renegotiate the credit agreements extending beyond 2021 with the Company’s portfolio companies that utilize LIBOR as a factor in determining the interest rate to replace LIBOR with the new standard that is established.

There is no guarantee that a transition from LIBOR to an alternative will not result in financial market disruptions, volatility in risk-free benchmark rates, significant increases in benchmark rates, or borrowing costs to borrowers, any of which could have a material adverse effect on Logan JV’s business, result of operations, financial condition, and unit price.

7.	Related Party Transactions

Administration Expenses

Administration services are provided by THL Credit Advisors LLC, (the “Administrator”) a Delaware limited liability company, through an administration agreement approved by Logan JV on December 3, 2014. In accordance with the agreement, the Administrator shall provide such services necessary for the operation of Logan JV; including, but not limited to, office facilities, clerical, bookkeeping and record keeping services. In connection with these services, the Administrator is entitled to be reimbursed for the costs and expenses incurred by the Administrator in performing its responsibilities under the agreement. Logan JV will reimburse the Administrator for its allocable portion of the costs and expenses incurred by the Administrator in performance of its duties under the administration agreement. For the years ended December 31, 2019 and 2018, and 2017, Logan JV incurred $161,645, $191,992 and $180,142, respectively, that are included in other general and administrative expenses in the Consolidated Statements of Operations. As of December 31, 2019 and 2018, $50,000 was payable to the Administrator, and is included within accrued expenses on the Consolidated Statements of Assets, Liabilities and Members’ Capital.

Logan JV does not pay management fees or incentive fees.

8.	Members’ Capital

Commitments and Contributions

Member interests in Logan JV, as defined in the Agreement, refer to percentage interests (the “Percentages”) based on capital commitments. As set forth in the Agreement, each Member is deemed to be a Managing Member. Aggregate commitments totaling $250,000,000 have been raised from the Members. THL Credit has committed to provide 80%, or $200,000,000, of the total commitment, of which $100,600,000 has been called through December 31, 2019. The remaining 20%, or $50,000,000, of the total commitment will be provided by Perspecta, of which $25,150,000 has been called through December 31, 2019. For the years ended December 31, 2019, 2018 and 2017, $10,000,000, $32,000,000 and $10,000,000 of capital was called, respectively. The Members had contributed 50.3%, 46.3% and 33.5% of their capital commitments as of December 31, 2019, 2018 and 2017, respectively. In February 2019, the Company returned $4,000,000 to the Members. THL Credit’s and Perspecta’s commitment as of December 31, 2019 were $97,400,000 and $24,350,000, respectively.

THL Credit Logan JV LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (continued)

Capital Accounts

Capital Accounts are maintained for each Member consisting of the Members’ Capital Contribution, increased or decreased by Profit or Loss (each as defined in the Agreement) allocated to the Member, decreased by the cash or Value (as defined in the Agreement) of property distributed to the Member (giving net effect to any liabilities to which the property is subject or which the Member assumes), and otherwise maintained consistent with this Agreement. In the event that the Administrator under the agreement, determines that it is prudent to modify the manner in which capital accounts, including all debits and credits to the capital accounts, are computed in order to be maintained consistent with the Agreement, the Administrator is authorized to make those modifications to the extent that they do not result in a material adverse effect to any Member.

Allocations of Profit and Loss

Subject to the Agreement, Profit or Loss is allocated among the Members on a pro rata basis. Loss is allocated among the Members pro rata in accordance with their capital accounts. Profit is allocated among the Members (i) first, pro rata until the cumulative amount of profit allocated to a Member (or any transferee of any Member) equals the cumulative amount of Loss previously allocated to the Member (or any transferee of that Member) and (ii) thereafter pro rata in accordance with the Members’ capital accounts. All allocations for the years ended December 31, 2019 and 2018 and 2017 were based on each Member’s pro rata share in accordance with their capital accounts.

Distributions

To the extent of available cash and cash equivalents after payment of expenses, Logan JV shall make distributions quarterly in the amounts as determined by board approval, shared among the Members in proportion to their respective capital accounts after payment of any temporary advances or fees related thereto. All distributions for the years ended December 31, 2019, 2018 and 2017 were based on Members’ pro rata share of their capital accounts. For the years ended December 31, 2019, and 2018, $12,350,000 and $12,450,000 of distributions were declared, respectively. As of December 31, 2019, and 2018, $3,650,000 and $3,360,000 of distributions were payable to Members, respectively.

9.	Commitments and Contingencies

From time to time, Logan JV or the Administrator, in its capacity as the investment adviser to Logan JV, may become party to legal proceedings in the ordinary course of business, including proceedings related to the enforcement of Logan JV’s rights under contracts with its portfolio companies. Neither Logan JV, nor the Administrator, in such capacity, is currently subject to any material legal proceedings.

As of December 31, 2019 and 2018, Logan JV did not have any additional commitments or contingencies except revolving and unfunded delayed draw loans described in Note 2.

10.	Financial Highlights

Nonpublic investment vehicles, such as Logan JV, are required to disclose certain financial highlights related to their investment performance and operations. However, since the Members are responsible for all investment making and business decisions, there is no requirement to show financial highlights in accordance with ASC Topic 946. Therefore, since Logan JV only consists of Managing Members, the financial highlights have been omitted.

11.	Subsequent Events

On December 8, 2019, THL Credit Advisors LLC and First Eagle Investment Management, LLC (“First Eagle”) entered into a definitive agreement, whereby First Eagle agreed, subject to the satisfaction of certain closing conditions, to merge a newly formed subsidiary of First Eagle with and into the Administrator, with the Administrator as the surviving company (the “Transaction”). The Transaction closed on January 31, 2020. Immediately after closing of the Transaction, the Administrator changed its name to First Eagle Alternative Credit, LLC.

Logan JV has evaluated the events or transactions that may require disclosure in Logan JV’s financial statements and no additional items were noted that required disclosure or adjustment through March 4, 2020, the date that the financial statements were available to be issued.